EXHIBIT 10.171


              THIRD AMENDMENT TO LETTER OF CREDIT AGREEMENT

          THIRD AMENDMENT TO LETTER OF CREDIT AGREEMENT, dated as of October 22, 1998 (this "Amendment"), among R&B FALCON CORPORATION, a Delaware corporation (the "Obligor") and CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH (the "Bank"). All capitalized terms used herein and not otherwise defined shall have the meanings provided such terms in the L/C Agreement referred to below.

                          W I T N E S S E T H :

          WHEREAS, the Obligor and the Bank are parties to a Letter of Credit Agreement, dated as of December 30, 1996 (as amended to date, the "L/C Agreement"); and

          WHEREAS, the parties thereto and hereto wish to amend the L/C Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

I.  Amendments to L/C Agreement.

          1. Section 1.01(c) of the L/C Agreement is hereby amended by deleting the reference therein to "$20,000,000" and inserting a reference to "$10,000,000" in lieu thereof.

          2. Section 5.05 of the L/C Agreement is hereby amended by deleting clause (a) thereof in its entirety and inserting the following new clause (a) in lieu thereof:

          (a) All Letters of Credit issued hereunder shall be used to provide for the general corporate purposes of the Obligor and its Subsidiaries; provided that no Letter of Credit shall be issued to support Indebtedness for borrowed money of the Obligor or any of its Subsidiaries.

          3. Section 7.01 of the L/C Agreement is hereby amended by (i) deleting the word "and" at the end of clause (f) thereof, (ii) redesignating clause (g) thereof as clause (h) and (iii) inserting the following new clause (g) immediately following clause (f) thereof:

          (g) Additional senior Indebtedness of the Obligor in an aggregate principal amount not to exceed $400,000,000 and additional subordinated Indebtedness of the Obligor in an aggregate principal amount not to exceed $200,000,000; provided that (i) no respective issue of Indebtedness incurred pursuant to this clause (g) shall have any scheduled amortization payments or a final maturity prior to the fourth anniversary of the initial borrowing of such respective issue of Indebtedness and (ii) the Obligor shall not make any optional repayments (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of such Indebtedness; and

          4. Section 7.02 of the L/C Agreement is hereby amended by (i) deleting the word "and" at the end of clause (c) thereof, (ii) deleting the period at the end of clause (d) thereof and inserting a semi-colon in lieu thereof and (iii) inserting the following new clauses (e) and (f) immediately following clause (d) thereof:

          (e) the Obligor and its Subsidiaries may pledge assets in support of Indebtedness permitted by Section 7.01(e), provided that the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (e) shall not at any time exceed 15.0% of the Obligor's Consolidated Net Worth (as defined in the Indenture); and

          (f) the Obligor and its Subsidiaries may pledge the rig RBS8M, the contract with Shell Deepwater Development Inc. relating to such rig, the construction contact with respect to such rig and the insurances maintained on such rig in support of Permitted Project Debt described in clause (ii) of the definition of Permitted Project Debt (including any refinancing of such Indebtedness permitted by clause (iii) of the definition of Permitted Project Debt).

          5. Section 7.06 of the L/C Agreement is hereby amended by (i) deleting the word "and" at the end of clause (b) thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (d) immediately prior to the period at the end of clause (c) thereof:

     and (d) Arcade Drilling AS may make share capital distributions to its shareholders pro rata according to their respective ownership percentages

          6. Section 7.10 of the L/C Agreement is hereby amended by deleting said section in its entirety and inserting the following new
Section 7.10 in lieu thereof:

          7.10. EBITDA Leverage Ratio. The Obligor will not permit its EBITDA Leverage Ratio as of the end of any fiscal quarter of the Obligor (calculated quarterly at the end of each fiscal quarter) (x) ending on or before December 31, 1999, to be greater than 3.75:1.00 and (y) ending thereafter, to be greater than 3.25:1.00. For purposes of this Section 7.10, "EBITDA Leverage Ratio" shall mean the ratio of (i) the difference of Funded Debt minus cash and cash equivalents of the Obligor on a consolidated basis to (ii) EBITDA for the four fiscal quarters ending on such date; provided that (A) EBITDA for the period ending on June 30, 1998 shall equal the product of EBITDA for the six-month period ending on such date times 2 and (B) EBITDA for the period ending on September 30, 1998 shall equal the product of EBITDA for the nine-month period ending on such date times 1.33.

          7. Section 9 of the L/C Agreement is hereby amended by deleting the definitions of "Maturity Date" and "Permitted Project Debt" appearing therein and inserting the following new definitions, respectively, in lieu thereof:

          "Maturity Date" shall mean June 30, 2000.

          "Permitted Project Debt" shall mean Indebtedness (including, without limitation, or duplication, the Guarantee of any such Indebtedness by the Obligor and, in the case of clause (ii) below, the issuance by the Obligor or any of its Subsidiaries of a surety bond in support of any such Indebtedness) incurred in connection with (i) the construction of Deepwater Pathfinder, Deepwater Frontier and Drillship III (including, without limitation, the Loans) by the respective joint venture or Subsidiary owning such vessel not to exceed $375,000,000 in the aggregate, (ii) the construction of the rig RBS8M (formerly RBS6) in an aggregate principal amount not to exceed $250,000,000 and (iii) all extensions, renewals and replacements of any such Indebtedness described in clauses (i) and (ii) above by the primary obligor thereof that do not increase the outstanding principal amount thereof.

          8. Notwithstanding anything to the contrary contained in the L/C Agreement (including, without limitation, Section 7.08), the indenture governing the Obligor's $400,000,000 notes offering closing on or about December 22, 1998 shall be permitted to contain such negative covenants with respect to Liens and Restricted Payments as the Obligor deems appropriate to effectuate such notes offering.


II  Miscellaneous Provisions.

          1. In order to induce the Banks to enter into this Amendment, the Obligor hereby represents and warrants that:

          (a) no Default or Event of Default exists as of the Third Amendment Effective Date both before and after giving effect to this Amendment; and

          (b) all of the representations and warranties contained in the L/C Agreement and the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the L/C Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Obligor and the Agent.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when the Obligor and the Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Bank at its Notice Office.

          6. From and after the Third Amendment Effective Date, all references in the L/C Agreement and each of the other Credit Documents to the L/C Agreement shall be deemed to be references to the L/C Agreement as amended hereby.

                               *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                              R&B FALCON CORPORATION



                              By:_________________________
                                    Title:


                              CHRISTIANIA BANK OG KREDITKASSE, NEW YORK
                              BRANCH


                              By:_________________________
                                    Title:


                              By:_________________________
                                    Title: